                                                CONFIDENTIAL TREATMENT REQUESTED

                                                                   EXHIBIT 10.57




                                January 15, 1999



VIA FACSIMILE TO:  (609) 797-5949
---------------------------------

Mr. John Suender
Senior Vice President and General Counsel
MedQuist, Inc./Transcriptions, Ltd.
5 Greentree Center, Suite 311
Marlton, NJ 08053

Dear Mr. Suender:

     This letter states the terms of our agreement through which Transcriptions, Ltd. and WebMD, Inc. will co-market *** subscriptions to WebMD. Transcriptions, Ltd. agrees to place or purchase a minimum of *** one-year subscriptions to WebMD for physicians who will be selected by Transcriptions, Ltd., originating *** subscriptions per month beginning on February 1, 1999. The final *** subscriptions would, therefore, originate on June 1, 1999 and expire on May 31, 2000. Transcriptions, Ltd. will pay WebMD the subscription sponsorship fee of $29.95 per subscription per month in arrears on a monthly basis, with the first payment due on February 28, 1999. WebMD will invoice Transcriptions, Ltd. monthly, based on actual subscriber count and Transcriptions, Ltd. will receive credit against each such invoice in the amount, if any, of any payments received by WebMD from any subscriber placed by Transcriptions, Ltd. pursuant to this agreement.

     The parties anticipate that Transcriptions, Ltd may incur costs in marketing and integrating the WebMD subscriptions into its business. In recognition of those anticipated costs, WebMD will pay Transcriptions, Ltd. a marketing and technical integration fee of $***, in four equal increments of $*** on the first business day of the second, third and fourth calendar quarters in 1999. The payment for the first quarter will be made on or before February 15, 1999.

     Transcriptions, Ltd. may remarket any or all of the *** subscriptions or may distribute them to its physician clients without cost to such physicians. WebMD will pay to Transcriptions, Ltd. a commission of $*** per subscriber on all subscriptions which renew for a second year.

     If these terms are satisfactory, please sign in the space provided below and return a copy to us via facsimile at (404) 479-7603. We look forward in 1999 to mutual success in our partnership with Transcriptions, Ltd.



___________
*** Omitted pursuant to a request for confidential treatment and filed separately with the Commission.

Mr John Suender
January 15, 1999
Page 2


                                          Sincerely,

                                          /s/ Joseph L. Mathias IV

                                          Joseph L. Mathias IV
                                          Vice President, Corporate Development

JLM/mmr
cc:  Mr. Jeffery T. Arnold
     Mr. K. Robert Draughon
     Mr. Jay P. Gilbertson
     Mr. W. Michael Heekin

On behalf of Transcriptions, Ltd., the undersigned consents to the agreement described above.

By: /s/ David A. Cohen
    --------------------------------------
        David A. Cohen, Chairman and CEO

Dated:   1/15/99
      ------------------------------------